                                                                    EXHIBIT 4.27

                          LOAN AND SECURITY AGREEMENT



                              Dated July 3, 1997


                                 by and between


                           BIG V SUPERMARKETS, INC.
                                  as Borrower


                                  14-145-9448
                        -------------------------------
                       (Federal Tax ID No. of Borrower)

                                      and

                           FINOVA CAPITAL CORPORATION
                                   as Lender

                                   $5,000,000
                                  Maximum Loan


                  -------------------------------------------

                         COMMERCIAL EQUIPMENT FINANCE

                  -------------------------------------------

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

     AGREEMENT, dated as of July 3, 1997, by and between Big V SUPERMARKETS, INC., a New York corporation ("Borrower"), having its principal place of business at 176 North Main Street, Florida, New York 10921; and FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), having a place of business at 95 North Route 17 South, Paramus, New Jersey 07652.

                                  WITNESSETH:

     WHEREAS, Borrower has requested Lender to make a loan to Borrower and Lender is willing to make such loan to Borrower upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

          ARTICLE 1.    DEFINITIONS; CONSTRUCTION

     1.1  Definitions.
          -----------

     In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms have the following meanings, respectively, unless the context hereof otherwise clearly requires:

     "ADVANCE" means any advance made hereunder by Lender to Borrower.

     "AGREEMENT" means this Loan and Security Agreement as amended, modified or supplemented from time to time.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in New Jersey or New York.

     "CLOSING DATE" means the date on which the parties enter into this Agreement and all conditions to the making of the initial Advance contained in this Agreement and the other Loan Documents have been satisfied in Lender's sole and absolute discretion.

     "COLLATERAL" means all assets of Borrower in which Borrower has granted or will grant a Lien to Lender, pursuant to this Agreement, including those assets described and defined as Collateral in Section 3.1.

     "CONSTITUENT DOCUMENTS" means the certificate of incorporation, agreement of partnership or limited partnership, organizational agreement, operating agreement, by-laws, or such other similar document pursuant to which Borrower was organized or its affairs are governed.

     "CREDIT FACILITY" means the loans made or to be made by the Bank Group (as hereinafter defined) to Borrower, pursuant to the Bank Group Credit Facility Loan Documents.

     "CREDIT FACILITY LOAN DOCUMENTS" means the Amended and Restated Credit Agreement dated as of December 28, 1990, amended and restated as of November 1, 1993, and further amended and restated as of December 17, 1993 (as heretofore or hereafter amended, modified or supplemented from time to time, the "Bank Group Credit Facility Loan Agreement") by and among Borrower, Big V Holding Corp., a Delaware corporation, BV Holdings Corporation, a Delaware corporation, the lenders named therein and signatory thereto, Union Bank of Switzerland, as co-agent, and Bankers Trust Company, as agent (Bankers Trust Company, Union Bank of Switzerland and such other lenders are collectively referred to as the "Bank Group") , and all agreements, instruments and documents executed and/or delivered or to be executed and/or delivered in connection with the Bank Group Credit Facility, as the same have been or may from time to time hereafter be amended, modified or supplemented.

     "DEFAULT" means an event which with notice or lapse of time, or both, would constitute an Event of Default.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EVENT OF DEFAULT" means any of the Events of Default described in Section
7.1 hereof.

     "EXECUTIVE OFFICER" means the President, the Chief Executive Officer, or the Chief Financial Officer of Borrower elected from time to time.

     "FF&E" means all furniture, fixtures and equipment listed on Schedule A annexed hereto and all other furniture, fixtures and equipment, whether now owned or hereafter acquired by Borrower and described in any Request for Advance and financed (or refinanced by reimbursement to Borrower) with the proceeds of the Loan or any Advance, and any and all accessions thereto, substitutions and replacements of any of the foregoing, wherever located. Each item of FF&E is hereinafter referred to as an "Item of FF&E".

     "GAAP" means generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application in which Borrower's independent certified public accountants concur), applied both to classification of items and amounts.

     "HOPEWELL STORE" means the Shop Rite Supermarket owned and operated by Borrower, located at 727 Beekman Road, Hopewell Junction, New York (a/k/a Beekman, New York) 12533.

     "INTERIM INTEREST RATE" means the rate of interest publicly announced by Citibank, N.A. ("Citibank") in New York, New York, from time to time as its Prime Rate plus one and one-half percent 1-1/2%) per annum. The Prime Rate is not intended to be the lowest rate of interest charged by Citibank to its borrowers.

     "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any government or governmental agency.

     "LEGAL REQUIREMENTS" means any and all present and future judicial, and administrative rulings or decisions, and any and all present and future federal, state, and local laws, ordinances, rules, regulations, permits and certificates, in each case, in any way applicable to Borrower (or the ownership or use of the Collateral or its other assets), the Collateral and/or this transaction.

     "LIEN" means any mortgage, pledge, lien, security interest (including without limitation any conditional sale or other title retention agreement), grant of a leasehold, charge or other encumbrance of any nature whatsoever, and also means the filing of or the agreement to give any financing statement or analogous document under the UCC or analogous law of any jurisdiction.

     "LOAN" means, as of any date of determination, the aggregate amount of all Advances theretofore made hereunder. Each Store Tranche (as hereinafter defined) constitutes a portion of the Loan.

     "LOAN DOCUMENTS" means this Agreement, the Note, the Subordination Agreements, the Insurance Letter, the Environmental Certificate with Representations, Covenants and Warranties, the Requests for Advance and any other agreements, instruments and documents required to be, or which are, executed by Borrower in connection with this Agreement or the Loan (as the same may from time to time be amended, modified or supplemented).

     "MATURITY DATE" means, with respect to each such Store Tranche, the date upon which the sixtieth (60th) consecutive monthly payment of principal and interest with respect to such Store Tranche is scheduled to be due.

     "MAXIMUM LOAN" means the maximum aggregate amount to be loaned hereunder, not to exceed the lesser of (a) $5,000,000 or (b) Borrower's cost to acquire FF&E for each Store, which amount with respect to each such Store shall not exceed the Maximum Store Advance applicable to such Store.

     "MAXIMUM STORE ADVANCE" means the maximum aggregate amount to be loaned hereunder to be used with respect to a Store, not to exceed the lesser of (a) the amount set forth below opposite such Store or (b) Borrower's cost to acquire FF&E for such Store:

          Store               Maximum Store Advance
          -----               ---------------------

     Hopewell Store                $2,141,787.25
     Peekskill Store               $2,858,212.75

     "NOTE" means the promissory note of Borrower executed and delivered by Borrower under this Agreement, in substantially the form annexed hereto as Exhibit A with the blanks appropriately filled in.

     "OBLIGATIONS" means all of the indebtedness, liabilities and obligations of every kind and nature of Borrower to Lender, whether now existing or hereafter arising, under, in connection with or evidenced by this Agreement, the Note and/or the other Loan Documents.

     "OFFICE", when used in connection with Lender, means its office located at 95 North Route 17 South, Paramus, New Jersey 07652, or such other office of Lender as may be designated in writing from time to time by Lender to Borrower.

     "OUTSIDE DATE" means July 31, 1997.

     "PEEKSKILL STORE" means the Shop Rite Supermarket owned and operated by Borrower, located at Route 6, Peekskill, New York (a/k/a East Main Street, Cortland, New York) 10566.

     "PERMITTED SUBORDINATE LIENS" means Liens covering the Collateral held, respectively, by the landlords of the Premises and Bankers Trust Company, as agent for the Bank Group, which Liens are subordinate to the Liens covering the Collateral held by Lender pursuant to the respective Subordination Agreements.

     "PERSON" means an individual, corporation, national banking association, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

     "PLAN" means any employee benefit plan which is covered by ERISA and which is maintained by Borrower or, in the case of a plan to which more than one employer contributes, to which Borrower made contributions at any time within the five plan years preceding the date of termination.

     "PREMISES" means, with respect to the Hopewell Store, 727 Beekman Road, Hopewell Junction, New York (a/k/a Beekman, New York) 12533, and with respect to the Peekskill Store, Route 6, Peekskill, New York (a/k/a East Main Street, Cortland, New York) 10566, each more particularly described on Schedule B annexed hereto.

     "REQUEST FOR ADVANCE" means a Request for Advance in the form of Exhibit B annexed hereto.

     "STORE TRANCHE COMMENCEMENT DATE" means, with respect to the Hopewell Store, the Closing Date, and with respect to the Peekskill Store, the earliest of (i) the Outside Date, or (ii) the date all of the FF&E purchased for the Peekskill Store has been delivered and installed at the Peekskill Store, and unconditionally accepted in writing by Borrower, and the construction of the Peekskill Store has been completed and the Peekskill Store is open for business, or (iii) the date the aggregate Advances made with respect to the Peekskill Store equals the applicable Maximum Store Advance, or (iv) the date the aggregate Advances equal to the Maximum Loan have been made, or (v) the date Lender and Borrower agree is the Peekskill Store's Store Tranche Commencement Date.

     "STORE TRANCHE INTEREST RATE" means ten and ninety-five hundredths percent (10.95%), provided, however, that if on the first business day preceding each applicable Store Tranche Commencement Date, the highest yield for Treasury Notes with a maturity date on or closest to the applicable Maturity Date of such Store Tranche, as published in The Wall Street Journal (the "Index"), is greater or
                         -----------------------
less than 6.27% (the "Yield"), the applicable Store Tranche Interest Rate provided herein shall be increased or decreased to reflect such increase or decrease in the Yield. Interest shall be calculated on the basis of a year of 360 days and twelve months of thirty (30) days each and charged on a daily basis.

     "STORE(S)" means the Hopewell Store and/or the Peekskill Store.

     "SUBORDINATION, AGREEMENT(S)" means (i) the subordination agreement entered into between Lender and Bankers Trust Company, as agent for the Bank Group, and
(ii) the subordination agreements entered into between Lender and the landlord of each Premises, pursuant to which, Bankers Trust Company and each such landlord subordinate their respective interests in the Collateral to the Liens held by Lender and otherwise in form and substance satisfactory to Lender.

     "TERM" means, with respect to each such Store Tranche, if the applicable Store Tranche Commencement Date is not the first day of a month, the period beginning on the first day of the month immediately succeeding such Store Tranche Commencement Date and ending on the applicable Maturity Date, and, if such Store Tranche Commencement Date is the first day of a month, the period beginning on such Store Tranche Commencement Date and ending on the applicable Maturity Date.

     "UCC" means the Uniform Commercial Code as adopted in the State of New
York.

     1.2  General Interpretive Principles.
          -------------------------------

     For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:

                  (i) any pronoun used shall be deemed to cover both gender forms as well as the neuter form;

                 (ii) all references to the plural shall include the singular, the singular the plural and the part the whole;

                (iii) the word "or" has the inclusive meaning frequently identified by the phrase "and/or";

                 (iv) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (v) the words "herein", "hereunder" and "hereof" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;

                 (vi) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                (vii) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

               (viii) the term "include" or "including" shall mean, without limitation, by reason of enumeration; and

                 (ix) the term "satisfactory to Lender" or "satisfaction of Lender" or "satisfactory to counsel" or

"satisfaction of counsel" or other similar terms means reasonably satisfactory to Lender or its counsel in its sole and absolute discretion.

                              ARTICLE 2. THE LOAN

     2.1  The Loan.
          --------

     Subject to the terms and conditions and relying upon the representations and warranties herein set forth, including, without limitation, the fulfillment of each and every condition of lending, Lender agrees to make a Loan to Borrower in the principal amount of up to the Maximum Loan, but not to exceed the Maximum Store Advance applicable to each such Store.

     2.2  Use of Proceeds.
          ---------------

     The proceeds of the Advances shall be used by Borrower solely for the following purposes: (a) to reimburse Borrower for payments made by Borrower to suppliers (each, a "Supplier" and collectively, the "Suppliers") for the property listed on Schedule A annexed hereto, which was previously purchased by Borrower and which has been delivered to and is located and installed at the Hopewell Store, and (b) to pay Suppliers for the purchase and installation of Items of FF&E acceptable to Lender in its reasonable discretion, which are located and installed at the Peekskill Store (or to reimburse Borrower for the payments made by Borrower to Suppliers for such Items of FF&E), all pursuant to and in accordance with the terms of the purchase agreements between Borrower and the Suppliers, provided that Items of FF&E which are substantially similar in all respects (including, without limitation, quality and cost) to the property listed on Schedule A annexed hereto will be acceptable to Lender.

     2.3  The Note.
          --------

     The obligation of Borrower to repay the Loan (including all Tranches, as hereinafter defined) and to pay interest thereon shall be evidenced by the Note. The Note shall be dated the Closing Date and shall be executed by Borrower delivered to Lender on the Closing Date.

     2.4  Advances.
          --------

     Lender agrees, on the terms and subject to the conditions set forth herein, to make Advances to Borrower from time to time on or prior to the Store Tranche Commencement Date applicable to a Store, so long as the total Advances do not exceed the Maximum Loan or the applicable Maximum Store Advance and no Event of Default has occurred; and Borrower agrees, on the terms and subject to the conditions set forth herein, to accept such Advances from Lender and apply them in accordance with the terms of this Agreement; provided, however, that Lender shall not be obligated to make
                   --------- -------
any Advance hereunder from and after the Outside Date.

     2.5  Requests for Advances.
          ---------------------

     Borrower shall, not later than the fifth Business Day next preceding the date of any requested Advance, submit to Lender a Request for Advance, setting forth (a) the date requested for such Advance, which date shall be a Business Day, (b) the amount of the requested Advance, which amount shall not be less than Two Hundred Thousand Dollars ($200,000.00), (c) the use of proceeds from the Advance requested, (d) a description of the Items of FF&E and FF&E costs to be paid with the Advance, (e) the Suppliers requested to be paid with the proceeds of such Advance and their addresses, and (f) all other information set forth on the Request for Advance. The submission of each Request for Advance shall constitute Borrower's irrevocable commitment to borrow such amount. The date each Advance is made is a "Disbursement Date". In addition, as a precondition to making any Advance hereunder, Lender may, in its sole and absolute discretion, require that each Request for Advance indicate the payee(s) to be paid with the proceeds of such Advance and be accompanied by such requisitions, certificates, releases and waivers of liens, approvals and supporting invoices, copies of agreements with the Suppliers to be paid, bills or other documents, in each case, in form and substance and from such Person or Persons as are reasonably satisfactory to Lender.

     2.6  Disbursement.
          ------------

     Subject to the conditions set forth herein, Lender shall, on each Disbursement Date, credit, by wire transfer, the amount of the Advance to be made to the account of Borrower or the Supplier or Suppliers specified in writing by Borrower pursuant to Section 2.5 hereof.

     2.7  Loan Account.
          ------------

     Lender shall maintain a loan account on its books in the name of Borrower for the Loan in which will be recorded all Advances made by Lender, all payments of principal thereof and all accruals and payments of interest thereon. The entries in the loan account (in the absence of manifest error in the making thereof) shall be conclusive evidence of the outstanding principal thereof and accrued interest thereon from time to time. Lender shall provide Borrower with statements of said account from time to time on request.

     2.8  Interest Rates.
          --------------

          2.8.1  Interest Prior to Maturity.  Prior to maturity (whether by
                 --------------------------
acceleration or otherwise), during the period between the making of an Advance and the Store Tranche Commencement Date applicable to a Store, Advances shall bear interest at the Interim Interest Rate. Thereafter, and prior to maturity (whether by acceleration or otherwise), the unpaid principal amount of each such Store Tranche shall bear interest at the applicable Store Tranche Interest Rate.

          2.8.2  Interest After Maturity.  Commencing with the day after the
                 -----------------------
entire principal amount of the Loan shall have become due and payable by reason of acceleration or commencing ten (10) days after any part of the Loan shall otherwise be due and payable (without giving effect to any grace or cure period other than as set forth herein), such part of the Loan or the entire Loan (as the case may be) shall bear interest at the daily rate of two percent (2%) per annum above the then applicable Interim Interest Rate or Store Tranche Interest Rate (as the case may be) (the "Default Rate").

          2.8.3  Maximum Rate.  Lender and Borrower intend the Loan Documents to
                 ------------
comply in all respects with all provisions of Law and not to violate, in any way, any legal limitations on interest charges. Accordingly, if, for any reason, Borrower is required to pay, or has paid, interest at a rate in excess of the highest rate of interest which may be charged by Lender or which Borrower may legally contract to pay under applicable law (the "Maximum Rate"), then the Interim Interest Rate or the applicable Store Tranche Interest Rate (as the case may be) shall be deemed to be reduced, automatically and immediately, to the Maximum Rate, and interest payable hereunder shall be computed and paid at the Maximum Rate and the portion of all prior payments of interest in excess of the Maximum Rate shall be deemed to have been prepayments of the outstanding principal of the Loan and applied to the installments in the inverse order of their maturities, without prepayment premium or fee.

     2.9  Payments.
          --------

          2.9.1  Time; Place; Manner.  All payments to be made respect of
                 -------------------
principal, interest, or other amounts due from Borrower hereunder or under the Note shall become due at 12:00 o'clock noon, New York City time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to Lender in lawful money of the United States of America in immediately available funds.

          2.9.2  Payments of Principal and Interest.   Prior to the respective
                 -----------------------------------
Store Tranche Commencement Date, Borrower shall pay interest only on the Advances, at the Interim Interest Rate, in arrears, on the first day of each month. From and after the applicable Store Tranche Commencement Date, provided there is no Default hereunder or under any of the other Loan Documents and provided further that there has been no material adverse change in the business, operations or financial condition of Borrower or in the Collateral, the aggregate Advances made with respect to such Store outstanding as of the applicable Store Tranche Commencement Date shall automatically convert to a fixed term obligation (the fixed term obligations are hereinafter referred to individually, as a "Store Tranche" and collectively, as the "Store Tranches"). Each Store Tranche, together with interest thereon at the applicable Store Tranche Interest Rate, shall be repaid in sixty (60) equal consecutive monthly payments of principal and interest each in an amount which will fully amortize such Store Tranche at the applicable Store Tranche Interest Rate over the Term of such Store Tranche. The first such monthly payment of principal and interest with respect to a Store Tranche shall be due and payable on the first day of the second month succeeding the applicable Store Tranche Commencement Date and the payments shall continue on a like day in each and every month thereafter through and including the Maturity Date applicable to such Store Tranche; provided that (i) if the applicable Store Tranche Commencement Date is the first day of a month, the first such monthly payment of principal and interest shall be due on the first day of the immediately succeeding month, and (ii) if the applicable Store Tranche Commencement Date is not the first day of the month, Borrower shall pay, on the first day of the month immediately succeeding such Store Tranche Commencement Date, interest only, at the applicable Store Tranche Interest Rate, from the applicable Store Tranche Commencement Date to the last day of the month in which such Store Tranche Commencement Date occurs. Lender shall compute the amount of each payment and advise Borrower of such amount. The entire unpaid principal balance of a Store Tranche which was not payable earlier, whether due to regularly scheduled payments, acceleration or otherwise, together with any unpaid interest, fees, costs and charges shall be due and payable on the applicable Maturity Date. After the maturity of all or any part of the Loan (by acceleration or otherwise), interest on the Loan or such part thereof shall be due and payable at the Default Rate on demand.

          2.9.3  Application of Payments.  Each payment under this Agreement and
                 -----------------------
the other Loan Documents shall be applied, first to fees, costs, expenses and charges, if any, owing to Lender, then to interest as may be due hereunder, and the balance of such payment shall be applied to the principal balance of the Loan.

          2.9.4  Net Payments.  All payments hereunder and under the Note shall
                 ------------
be made by Borrower to Lender without defense, set-off, claim or counterclaim and without deduction for any present or future income, stamp or other taxes, levies, imposts, deductions, charges or withholdings whatsoever imposed, assessed, levied or collected by or for the benefit of any jurisdiction or taxing authority. In addition, Borrower shall pay any and all taxes (stamp or otherwise) payable or determined to be payable in connection with the execution and delivery of this Agreement, the Note and the other Loan Documents and on all payments to be made by Borrower hereunder and under the Note and the other Loan Documents (other than Lender's income or franchise or similar taxes) and all taxes payable in connection with or related to the Collateral.

     2.10  Prepayments.
           -----------

     Borrower may not prepay any Advances or Store Tranche, in whole or in part, prior to the first regularly scheduled payment date occurring after the first anniversary of the Store Tranche Commencement Date of the applicable Store Tranche to be prepaid. Borrower shall have the right, upon not less than thirty
(30) days prior written notice to Lender, on any regularly scheduled payment date occurring after the first anniversary of the Store Tranche Commencement Date of the applicable Store Tranche, to prepay the outstanding principal balance of such Store Tranche in whole, but not in part, provided that Borrower shall pay to Lender, together with the principal balance of such Store Tranche,
(i) all accrued and unpaid interest on the amount prepaid through the date of prepayment, (ii) all outstanding fees, charges and other amounts then due under the Loan Documents, and (iii) a prepayment fee ("Prepayment Fee") in an amount equal to the product of (A) the outstanding principal balance of such Store Tranche at the time of prepayment, times (B) the applicable percentage set forth opposite the year of the Term of such Store Tranche in which the prepayment is made, as set forth below:

      Year of Term of Store Tranche
        Which Prepayment is Made                        Percentage
      -----------------------------                     ----------

                   2                                       2.5%
                   3                                       2.0%
                   4                                       1.5%
                   5                                       1.0%

Once given, the notice of prepayment shall be irrevocable. Any acceleration of the Loan as a consequence of the occurrence of a willful Default shall be presumed to be a mechanism to avoid the requirements of this provision and shall be deemed a prepayment and subject to the appropriate prepayment premium set forth above, in addition to all other amounts otherwise due under this

Agreement and the other Loan Documents. If the Loan is accelerated prior to the date upon which prepayment is permitted to be made hereunder, the applicable percentage shall be 3%. Borrower shall not be obligated to pay a Prepayment Fee if Borrower prepays the entire balance of a Store Tranche at any time during the last ninety (90) days of its Term.

     2.11  Administrative Costs.
           --------------------

     If Borrower shall fail to make any payment of principal or interest within ten (10) days after the same is due, Borrower shall pay a late charge of five percent (5%) of the unpaid amounts, but in no event greater than the maximum rate permitted by law, and such amount shall be payable upon demand. Such payment is not interest for the use of money, but is solely to cover Lender's administrative costs occasioned by such delay.

                             ARTICLE 3.   SECURITY

     3.1  Security.
          --------

     As security for the full and timely payment and performance of all of the Obligations of Borrower to Lender, Borrower hereby assigns, pledges, transfers and sets over to Lender, and hereby agrees that Lender shall have, and hereby grants to and creates in favor of Lender, a first security interest under the UCC subject to no other Liens (other than Permitted Subordinate Liens), in and to the following, in each case whether now existing or hereafter arising, now owned or hereafter acquired, wherever located ("Collateral"):

          3.1.1 All property listed on Schedule A annexed hereto and all other furniture, fixtures and equipment and other FF&E described in every Request for Advance delivered by Borrower pursuant to Section 2.5 of this Agreement and financed (or refinanced by reimbursement to Borrower) with the proceeds of any Advance; and

          3.1.2 All accessions thereto, substitutions for, and all replacements of, any and all of the foregoing, and all proceeds of the foregoing, cash and non-cash, including insurance proceeds.

     3.2  Lender Has Rights and Remedies of a Secured Party.
          -------------------------------------------------

     In addition to all rights and remedies given to Lender by this Agreement, Lender shall have all the rights and remedies of a secured party under the UCC.

     3.3  Additional Provisions Applicable to the Collateral.
          --------------------------------------------------

     The parties agree that, at all times during the term of this Agreement, the following provisions shall be applicable to the Collateral:

          3.3.1 Borrower covenants and agrees that it will keep accurate and complete books and records concerning the Collateral owned or acquired by it in accordance with GAAP.

          3.3.2 Lender shall have the right to review the books and records of Borrower pertaining to the Collateral and to copy the same and to make excerpts therefrom, all at such reasonable times upon reasonable notice and as often as Lender may reasonably request, and, so long as there is no continuing Default or Event of Default, the cost of performing the same shall be borne by Lender.

          3.3.3 Borrower shall maintain and keep its principal place of business and its chief executive office at the address set forth at the beginning of this Agreement, and at no other location without giving Lender at least thirty (30) days prior written notice of any move. Borrower shall maintain and keep its records concerning the Collateral at such address and at no other location without giving Lender at least thirty (30) days prior written notice of any move. Borrower shall keep all Collateral only at the Premises with respect to which the Advance was requested. Borrower may not move the Collateral without the prior written consent of Lender.

          3.3.4 Except for Liens granted to Lender and Permitted Subordinate Liens covered by the Subordination Agreements, Borrower shall not sell, lease, transfer or otherwise dispose of or encumber any of the Collateral.

          3.3.5 Borrower shall cause the Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to that end.

     3.4  Certain Covenants.
          -----------------

     Borrower covenants and agrees with Lender for the benefit of Lender that:

          3.4.1 Borrower has and will have good and merchantable title to all of its assets, including the Collateral, in each case as from time to time owned or acquired by it, and shall keep the Collateral free and clear of all Liens, other than Liens granted to Lender hereunder and Permitted Subordinate Liens covered by the Subordination Agreements. Borrower will defend such title against the claims and demands of all Persons whomsoever.

          3.4.2 Borrower will faithfully preserve and protect Lender's Liens in the Collateral and will, at its own cost and expense, cause said Liens to be perfected and continued perfected, and for such purpose Borrower will from time to time at the request of Lender and at the expense of Borrower, make, execute, acknowledge and deliver, and file or record, or cause to be filed or recorded, in the proper filing places, all such instruments, documents and notices, including without limitation financing statements and continuation statements, as Lender may deem necessary or advisable from time to time in order to perfect and continue perfected said security interest. Borrower will do all such other acts and things and make, execute, acknowledge and deliver all such other instruments and documents, including without limitation further security agreements, pledges, endorsements, assignments and notices, as Lender may deem necessary or advisable from time to time in order to perfect and preserve the priority of said Liens as a first Lien on and security interest in the Collateral prior to the rights of all other Persons therein or thereto.

          3.4.3  Borrower will not, without the prior written consent of Lender,
(i) borrow or permit any Person to borrow against the Collateral other than the Loan to Borrower from Lender pursuant to this Agreement and the obligations represented by the Permitted Subordinate Liens; (ii) create, incur, assume or suffer to exist any Lien with respect to any of the Collateral (other than Permitted Subordinate Liens covered by the Subordination Agreements); (iii) permit any levy or attachment to be made against any of the Collateral except any levy or attachment relating to this Agreement; or (iv) permit any financing statement to be on file with respect to any of the Collateral, except financing statements in favor of Lender and those relating to Permitted Subordinate Liens covered by the Subordination Agreements.

          3.4.4 Risk of loss of, damage to or destruction of the Collateral is and shall remain upon Borrower. Borrower will insure the Collateral as provided in Section 6.3 of this Agreement. If Borrower fails to effect and keep in full force and effect such insurance or fails to pay the premiums thereon when due, Lender may do so for the account of Borrower and add the cost thereof to the Obligations and the same shall be payable to Lender on demand. Borrower hereby assigns and sets over unto Lender for the benefit of Lender all moneys which may become payable on account of such insurance, including without limitation any return of unearned premiums which may be due upon cancellation of any such insurance, and directs the insurers to pay Lender any amount so due. Lender, its officers, employees and authorized agents and its successors and assigns, are hereby appointed attorneys-in-fact of Borrower, for the purpose of endorsing any draft or check which may be payable to Borrower in order to collect the proceeds of such insurance or any return of unearned premiums. Such appointment is irrevocable and coupled with an interest. The proceeds of insurance shall be applied to reduction of the Obligations in any order Lender may choose or, in Lender's sole discretion, to the repair or replacement of the Collateral, or any part thereof, in which case Lender may impose such conditions on the disbursement of the proceeds as Lender in its sole discretion deems appropriate.

          3.4.5 Upon the occurrence and during the continuation or existence of any Event of Default, Borrower shall promptly upon demand by Lender assemble the Collateral and make it available to Lender at the place or places to be designated by Lender. The right of Lender to have the Collateral assembled and made available to it is of the essence of this Agreement and Lender may, at its election, enforce such right in equity for specific performance.

          3.4.6 Lender shall have no duty as to the collection or protection of the Collateral or any part thereof or any income thereon, or as to the preservation of any rights pertaining thereto, beyond exercising reasonable care in the custody of any Collateral actually in the possession of Lender. Lender shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may be in its possession if it takes such action for that purpose as Borrower shall request in writing, provided that such requested action shall not, in the judgment of Lender, impair Lender's security interest in the Collateral or its rights in, or the value of, the Collateral, and provided further that such written request is received by Lender in sufficient time to permit it to take the requested action.

                       ARTICLE 4.  CONDITIONS OF CLOSING

     The obligation of Lender to make the Loan and each Advance hereunder is subject to the accuracy, as of the date hereof and each Disbursement Date, of the representations and warranties herein contained, to the performance by Borrower of its obligations to be performed hereunder on or before such Disbursement Date and to the fulfillment (to the satisfaction of Lender and its counsel) of the following further conditions. If all conditions contained herein are not so satisfied by the Outside Date, Lender shall have no obligation whatsoever to make any Advance and shall have no liability for its refusal to do so.

     4.1  Representations and Warranties.
          ------------------------------

     The representations and warranties contained in Article 5 hereof shall be true on the Closing Date and on and as of each Disbursement Date with the same effect as if made on and as of such date.

     4.2  Corporate Action.
          ----------------

     On the Closing Date, Borrower shall deliver to Lender a certificate in form and substance satisfactory to Lender, dated the Closing Date, signed by a duly authorized officer of Borrower, certifying as to (a) true copies of the Constituent Documents of Borrower, all as in effect on such date, (b) true copies of all action taken by Borrower relative to this Agreement, the Note and the other Loan Documents, and (c) the names, true signatures and incumbency of the officer or officers of Borrower authorized to execute and deliver this Agreement, the Note and the other Loan Documents on behalf of Borrower (and Lender may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been furnished to Lender). Borrower shall also deliver to Lender good standing certificates for Borrower issued by the Secretary of State of its State of incorporation and each state in which it is required by Law to be qualified.

     4.3  Opinion of Counsel.
          ------------------

     On the Closing Date, Lender shall have received a favorable written opinion of counsel for Borrower, dated the Closing Date and in form and substance reasonably satisfactory to Lender and its counsel, Winick & Rich, P.C.

     4.4  No Change of Law or Facts.
          -------------------------

     No change shall have occurred after the date of execution and delivery of this Agreement in applicable Law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of Lender or its counsel, would make it illegal for Lender to acquire the Note, make an Advance or the Loan, or otherwise to participate in the Loan, nor shall any facts come to the attention of Lender, concerning Borrower, its business or financial condition which, in the opinion of Lender would increase the risk to Lender of repayment of the Loan by Borrower.

     4.5  Documents.
          ---------

     The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall be in form and substance satisfactory to Lender and its counsel and shall be in full force and effect on the

Closing Date and on each Disbursement Date, and an executed counterpart of each thereof shall have been delivered to Lender and its counsel:

          4.5.1  this Agreement;

          4.5.2  the Note;

          4.5.3  a Request for Advance completed in   accordance herewith;

          4.5.4 insurance certificates or policies of insurance evidencing the coverages required by Section 6.3 hereof;

          4.5.5 an agreement with respect to certain environmental matters (the "Environmental Certificate with Representations, Covenants and Warranties"); and

          4.5.6  other Loan Documents, if any.

     4.6  Collateral.
          ----------

     With each Request for Advance, Borrower shall provide to Lender a complete description of each item of FF&E the cost of which will be paid with the proceeds of the Advance (either by paying the Supplier or reimbursing Borrower therefrom), together with all other agreements, instruments, documents and other information required to be delivered pursuant to Section 2.5 hereof, including, without limitation, evidence, in form and substance satisfactory to Lender in its sole discretion, that Borrower owns legal title to the FF&E, free and clear of all Liens, except for Permitted Subordinate Liens covered by the Subordination Agreements. Lender may reject any such item of FF&E (other than those items listed on Schedule A), in which case, Borrower may substitute other FF&E acceptable to Lender or reduce the amount of the Advance requested, subject to Section 2.5(b) hereof. Each Item of FF&E which is substantially similar in all respects (including, without limitation, quality and cost) to the FF&E located at the Hopewell Store shall likewise be acceptable to Lender.

     4.7  Financing Statements.
          --------------------

     On the Closing Date and prior to each Advance, UCC financing statements covering the security interest created by this Agreement in the Collateral and all FF&E described in each Request for Advance shall have been duly filed in the office of the Secretary of State of the State where the Collateral is located (i.e. New York) and in all other places as, in the opinion of Lender, or its counsel, are necessary or desirable to perfect such Liens, and Lender shall have been granted a perfected first Lien covering the Collateral.

     4.8  Licenses and Permits.
          --------------------

     All appropriate action shall have been taken prior to the Closing Date in order to permit consummation of the transactions contemplated herein and hereby and enforcement of all of the terms hereof and thereof, and all licenses, permits, waivers, exemptions, authorizations and approvals required (or, in the opinion of Lender or its counsel, advisable) to be in effect on the Closing Date shall have been issued and shall be in full force and effect on such date, and copies thereof shall have been delivered to Lender.

     4.9  Credit Facility Loan Documents.
          ------------------------------

     Borrower shall have furnished Lender with a copy of all of the Credit Facility Loan Documents, which shall be in form and substance satisfactory to Lender and Borrower and its affiliates shall be in compliance with all of the terms thereof.

     4.10  Additional Conditions for Advance.
           ---------------------------------

     Prior to Lender making any Advance to be used in connection with the Peekskill Store, Borrower shall have furnished to Lender (i) the comparative first quarter 1996 and 1997 financial statements for Borrower, and (ii) the comparative current annual financial statement and interim operating results for the Peekskill Store, all of which shall be satisfactory to Lender in form and substance.

     4.11 Subordination Agreements.  Each of Bankers Trust Company and each
          ------------------------
landlord of the Premises shall have entered into a Subordination Agreement with and in form and substance satisfactory to the Lender, which shall be in full force and effect.

     4.12  Additional Conditions.
           ---------------------

           4.12.1 Lender shall have received all other agreements, instruments, financing statements, certificates, waivers, searches, releases, terminations, reports, confirmations, agreements with Suppliers and contractors, corporate or other action, opinion letters, copies of acquisition documents, copies of all leases, evidence of delivery and acceptance of the Collateral, evidence of performance of work, evidence of payment of obligations, evidence of ownership of the Collateral and other documents as Lender or its counsel shall have reasonably requested (each in form and substance reasonably satisfactory to Lender and its counsel), including, without limitation, certificates of incorporation and by-laws, UCC-1 financing statements, lien waivers, credit references, consents, approvals, authorization to date documents, casualty and liability insurance policies and endorsements related to such insurance, satisfactory environmental audits and other environmental information and certificates, appraisals, surveys and financial statements and other financial information.

          [4.12.2 Lender shall have completed its environmental due diligence.]

          4.12.3 There shall have been no material adverse change in the business, operations or financial condition of Borrower or in the Collateral.

          4.12.4 Prior to and after giving effect to the requested Advance or the Loan, there shall be no continuing Default or Event of Default hereunder or under the other Loan Documents.

          4.12.5 All legal matters incident to the Loan shall be satisfactory to Lender and its counsel.

                  ARTICLE 5.  REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lender that:

     5.1  Organization and Qualification.
          ------------------------------

     Borrower is duly organized, validly existing and in good standing as a corporation under the Laws of the State of New York with full power and authority to own its properties and to transact its business as now transacted and as contemplated to be transacted. Borrower is qualified and in good standing to transact business in each State where the ownership of its properties or the transaction of its business requires such qualification.

     5.2  Authority and Authorization.
          ---------------------------

     Borrower has full power and authority to execute, deliver and carry out the provisions of this Agreement, the Note and the other Loan Documents to which it is a party, to borrow hereunder and under the other Loan Documents and to create the Liens provided for herein, and to perform its obligations hereunder and thereunder, and all such action has been duly and validly authorized by all necessary proceedings on its part.

     5.3  Execution and Binding Effect.
          ----------------------------

     This Agreement, the Note and the other Loan Documents to which Borrower is a party have been duly and validly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their respective terms.

     5.4  Authorizations and Filings
          --------------------------

     Except for the filing of UCC financing statements, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any governmental authority is or will be necessary or advisable in connection with the execution and delivery of this Agreement, the Note, the other Loan Documents or the consummation by Borrower of the transactions herein and therein contemplated, or performance by Borrower of or compliance by Borrower with, the terms and conditions hereof or thereof.

     5.5  Absence of Conflicts.
          --------------------

     Neither the execution and delivery of this Agreement, the Note or the other Loan Documents, nor consummation of the transactions herein or therein contemplated nor performance of, or compliance with the terms and conditions hereof or thereof will (a) result in any violation or breach of (i) the provisions of Borrower's Constituent Documents, or (ii) any Law, or the order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower, or any of its properties, or (iii) any agreement, bond, note, instrument or indenture to which Borrower is a party or pursuant to which any of its properties are affected, or (b) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of Borrower, except for the Lien created by this Agreement.

     5.6  Financial Statements.
          --------------------

     Borrower has heretofore furnished to Lender certain financial statements and related financial information ("Financial Statements"). Such Financial Statements (including the notes thereto) present fairly the financial condition of Borrower as of the dates of the balance sheets contained therein, and the results of its operations for the periods then ended, all in conformity with GAAP on a basis consistent with that of Financial Statements for corresponding prior periods. Except as disclosed therein, Borrower has no material contingent liabilities (including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments.

     5.7  No Defaults.
          -----------

     There is no Default under the Loan Documents.

     5.8  Litigation.
          ----------

     There is no pending or threatened claim or proceeding by or before any court or governmental agency against or affecting Borrower (including, without limitation, the proceedings listed on Schedule 5.8 annexed hereto) which, if adversely decided would have a material adverse effect on the business, operations or financial condition of Borrower or on the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents or on the Collateral.

     5.9  Title to FF&E.   Borrower has good title to all property listed on
          -------------
Schedule A annexed hereto subject to no Lien other than the Liens held by Lender which will be first perfect Liens covering such property and the Permitted Subordinate Liens covered by the Subordination Agreements. At the time each Advance is made, Borrower will have good title to the FF&E described on the applicable Request for Advance, or will acquire good title thereto upon the disbursement of the proceeds of the Advance, subject to no Lien covering the FF&E other than the Liens held by Lender which will be first perfected Liens covering the FF&E and the Permitted Subordinate Liens covered by the Subordination Agreements.

     5.10 Title to Other Collateral.
          -------------------------

     Borrower has good title to all of its assets, including, without limitation, the Collateral and all assets reflected in the most recent balance sheet referred to in Section 5.6 hereof, free and clear of all Liens covering the Collateral, other than the Liens granted hereunder to Lender covering the Collateral, which are and will at all times be perfected first Liens covering the Collateral and Permitted Subordinate Liens covered by the Subordination Agreements.

     5.11 Taxes.
          -----

     All tax returns required to be filed by Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon Borrower or upon any of its properties, incomes, sales or franchises which are due and payable have been paid.

     5.12 Financial Accounting Practices.
          ------------------------------

     Borrower makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect Borrower's transactions and dispositions of its assets.

     5.13 Power To Carry On Business.
          --------------------------

     Borrower has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted.

     5.14 No Material Adverse Change.
          --------------------------

     Since the date of the Financial Statements referred to in Section 5.6, there has been no material adverse change in the business, operations or financial condition of Borrower.

     5.15 Compliance with Laws.
          --------------------

     Borrower is not in violation of any Law, except for violations which in the aggregate do not have a material adverse effect on the business, operations or financial condition of Borrower or on the Collateral.

     5.16 Compliance with Agreements.
           -------------------------

     Borrower is not in default under any agreement, bond, note, indenture or contract (including, without limitation, the Credit Facility Loan Documents), except for defaults which in the aggregate do not have a material adverse effect on the business, operation or financial condition of Borrower or on the Collateral.

     5.17 Bankruptcy.
          ----------

     Borrower has not made or contemplated an assignment for the benefit of creditors. No application or petition has been filed for the appointment of a custodian, trustee, receiver or agent to take possession of the Collateral, or to take possession of any of the other properties or assets of Borrower. Borrower is generally paying its debts as such debts become due. Borrower is not "insolvent" as that term is defined in Section 101(26) of the "Bankruptcy Code" (Title 11 of the United States Code, 11 U.S.C. Section 101, et seq.) or would be insolvent after giving effect to the Loan and the transactions contemplated by the Loan Documents. Borrower has not filed a petition with the Bankruptcy Court under the Bankruptcy Code, or commenced any proceeding relating to Borrower under any bankruptcy or reorganization statute or under any arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction. No petition or application of the type described above has been filed or commenced against Borrower, in which (i) Borrower, by any act, has indicated or intends to indicate its approval thereof, consent thereto, or acquiescence therein; (ii) an order has been or is expected to be entered appointing any such custodian, trustee, receiver or agent, adjudicating Borrower bankrupt or insolvent, or approving such petition or application in any such proceeding; (iii) the Bankruptcy Court has ordered or is expected to order relief against Borrower under the Bankruptcy Code; or (iv) such petition or application was not dismissed within ninety (90) days of such filing or commencement.

     5.18 Accurate and Complete Disclosure.
          --------------------------------

     No representation or warranty made by Borrower in this Agreement and no statement made by Borrower in the Financial Statements furnished pursuant to
Section 5.6 hereof or otherwise, or any certificate, report, exhibit or document furnished by Borrower to Lender pursuant to or in connection with this Agreement or the Loan is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading).

     5.19 Regulations G and U.
          -------------------

     Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock", as such term is used in Regulations G or U promulgated by the Board of Governors of the Federal Reserve System as amended from time to time. No part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any "margin stock". Borrower does not own any "margin stock".

     5.20 Perfection.
          ----------

     Except for the filings under Article 9 of the UCC specified in Sections 4.6 and 4.7 hereof (and continuation statements at periodic intervals), no further filing or recording is necessary under the UCC or under any other Laws of any jurisdiction, in order to perfect in all applicable jurisdictions the Liens of Lender in the Collateral. Upon such filings, Lender will be granted a perfected first Lien covering the Collateral. There are no other Liens covering the Collateral, except for Permitted Subordinate Liens covered by the Subordination Agreements.

     5.21 Place of Business
          -----------------

     Both the place of business (or chief executive office if there is more than one place of business) of Borrower and the place where it keeps its corporate records concerning the Collateral and all of its interest in, to and under this Agreement are located at the address set forth at the beginning of this Agreement, but can be changed pursuant to Section 6.9 hereof.

     5.22 Location of Collateral.
          ----------------------

     For all purposes, including, without limitation, perfection of security interests therein under Article 9 of the UCC, the Collateral is deemed located and at all times shall be located at the Premises with respect to which the Advance was requested.

     5.23 Name Changes, Mergers, Acquisitions.  Borrower has not within the
          -----------------------------------
six-year period immediately preceding the Closing Date, changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

                             ARTICLE 6.  COVENANTS

     Borrower covenants that from and after the date hereof and until payment in full of the Note and interest thereon and all other amounts due from Borrower hereunder or under the Note or the other Loan Documents, unless Lender shall otherwise consent in writing:

     6.1  Reporting and Information Requirements.
          --------------------------------------

          6.1.1  Annual Financial Statements.  As soon as practicable, and in
                 ---------------------------
any event within one hundred twenty (120) days after the close of each fiscal year of Borrower, Borrower shall furnish to Lender its annual audit reports for such year for Borrower, including audited statements of income, retained earnings and changes in financial position of Borrower for such fiscal year and audited balance sheets of Borrower as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year where such presentation is appropriate under GAAP, certified without qualification by independent certified public accountants of recognized standing selected by Borrower and satisfactory to Lender, together with (or included in such certification) a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as they considered necessary in the circumstances and (ii) in the opinion of such accountants such financial statements present fairly the financial position of Borrower as of the end of such fiscal year and the results of its operations and the changes in its financial position for the fiscal year then ended, in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur). Borrower shall also furnish to Lender its annual 10K within one hundred twenty (120) days after the close of each fiscal year of Borrower.

          6.l.2  Quarterly Financial Statements.  Within ninety (90) days after
                 ------------------------------
the end of each of the first three fiscal quarters of each fiscal year, Borrower shall furnish to Lender a copy of its interim financial statements of the type described in Section 6.l.l above, certified by an Executive Officer of Borrower or if Borrower chooses, audited, as set forth in Section 6.1.1 above, and certified by an Executive Officer of Borrower. Borrower shall also furnish to Lender its quarterly l0Q within ninety (90) days after the close of each of the first three fiscal quarters of each fiscal year of Borrower.

          6.1.3  Further Requests.  Borrower will promptly furnish to Lender
                 ----------------
such other information (financial or otherwise) concerning Borrower, its assets or the Collateral in such form as Lender may reasonably request.

          6.1.4  Compliance Certificates.  At the same time Borrower delivers
                 -----------------------
the financial statements required under the provisions of Sections 6.l.l and 6.1.2, Borrower shall furnish to Lender a certificate of an Executive Officer to the effect that no Default or Event of Default exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement.

          6.1.5  Notice of Event of Default.  Promptly upon becoming aware of
                 --------------------------
any Default or Event of Default, Borrower shall give Lender notice thereof, together with a written statement of a Chief Executive Officer of Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by Borrower.

          6.1.6  Notice of Material Adverse Change.  Promptly upon becoming
                 ---------------------------------
aware thereof, Borrower shall give Lender written notice about any material adverse change in the business, operations or financial condition of Borrower or on the Collateral or on the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents.

          6.l.7  Notice of Material Proceedings.  Promptly upon becoming aware
                 ------------------------------
thereof Borrower shall give Lender written notice of the commencement, existence or threat of any proceeding by or before any court or administrative agency against or affecting Borrower or the Collateral which, if adversely decided, would have a material adverse effect on the business, operations or financial condition of Borrower or on the ability of Borrower to perform its obligations under this Agreement, the Note, the other Loan Documents or on the Collateral.

          6.l.8  Visitation.  Borrower shall permit such persons as Lender may
                 ----------
designate to visit and inspect the Collateral and to examine the books and records of Borrower and take copies and extracts therefrom, and to discuss its affairs with officers of

Borrower and its independent accountants, at such reasonable times and as often as Lender may reasonably request, and, so long as there is no continuing Default or Event of Default, the cost of performing the above shall be borne by Lender.

          6.1.9  Other Deliveries.  Promptly upon their becoming available,
                 ----------------
Borrower shall furnish to Lender, copies of all registration statements and any amendments and supplements thereto and any regular and periodic reports filed by Borrower (or any affiliate of Borrower) with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of said commissions and all letters of comment or correspondence sent to Borrower or any affiliate of Borrower from such exchanges or to such exchanges from or relating to Borrower.

     6.2  Preservation of Existence and Franchises.
          ----------------------------------------

          6.2.1 Borrower shall not enter into any merger, reorganization or consolidation, or wind up, liquidate or dissolve, nor agree to do any of the foregoing; provided, however, that Borrower may merge or consolidate with or into another entity or another entity may merge or consolidate with or into Borrower, so long as (a) Borrower shall give Lender not less than thirty (30) days prior written notice of any proposed merger or consolidation, (b) on the date of receipt of the notice by Lender and on the date of the proposed merger or consolidation, there is then no Default or Event of Default, (c) after giving effect to any proposed merger or consolidation, the Tangible Net Worth (as hereinafter defined) of the merged or consolidated entity is not less than the Tangible Net Worth of Borrower immediately preceding such merger or consolidation, and (d) Borrower shall have delivered to Lender such financial and other information with respect to the merger or consolidation and the parties thereto as Lender shall have reasonably requested. "Tangible Net Worth" as at a particular date, means (a) the total assets of such entity, excluding intangible assets, such as goodwill, patents, copyrights and trademarks, minus
(b) the total liabilities of such entity, all as determined in accordance with GAAP consistently applied. In the event that Borrower fails to comply with the provisions of this Section 6.2 or Lender does not consent to any such merger or consolidation, Borrower may prepay the outstanding principal balance of the Loan and all other Obligations without any prepayment premium, including the Prepayment Fee.

          6.2.2 Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction in which it is required to be qualified by reason of the location of the Premises owned or leased by it or the conduct of its business at the Premises.

          6.2.3 Borrower shall do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all material permits, licenses, rights and privileges necessary or appropriate for the conducting of its business as now and hereafter conducted. Borrower shall not change its name, except upon fifteen (15) days prior written notice to Lender.

          6.2.4 Borrower shall continue to engage in substantially the same kind of business and shall not make any material change in its business or in the nature of its operations or engage in any substantially unrelated line of business. In the event that Borrower fails to comply with the provisions of this Section 6.2.4 or Lender does not consent to any such change in Borrower's business, Borrower may prepay the outstanding principal balance of the Loan and all other Obligations, without any prepayment premium, including the Prepayment Fee.

          6.2.5 Borrower will comply with all Laws relative to the conduct of its business or the location of the properties owned or leased by it, the non-compliance with which could have a material adverse effect on the business, operations, assets or financial or other condition of Borrower, as contemplated hereby, or the ability of Borrower to perform its Obligations under this Agreement, the Note or the other Loan Documents and will obtain or cause to be obtained as promptly as possible any material permit, license, consent, privilege or approval of any governmental authority and make any filing or registration therewith which at the time shall be required with respect to the performance of its Obligations under this Agreement, the Note or the other Loan Documents or for the operation of its business as presently conducted or as contemplated by it.

          6.2.6 Borrower shall not (a) convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant options with respect to, lease or otherwise dispose of all or any part of any legal or beneficial interest in any part or all of the Collateral or any interest therein, except as permitted herein and for Permitted Subordinate Liens covered by the Subordination Agreements; or (b) except as otherwise permitted herein, convey, assign, transfer or otherwise dispose of all or substantially all of its assets (other than the Collateral, the prohibition on transfer of which is governed by subparagraph (a) above). In the event Borrower fails to comply with the provisions of this Secton 6.2.6(b) or Lender does not consent to any such disposition, Borrower may prepay the outstanding principal balance of the Loan and all other Obligations without any prepayment premium, including the Prepayment Fee.

     6.3  Insurance.
          ---------

     Borrower shall, at its own expense, maintain and deliver evidence to Lender of such insurance required by Lender, written by insurers and in amounts satisfactory to Lender.

     6.4  Payment of Taxes and Other Potential Charges.
          --------------------------------------------

     Borrower shall pay or discharge

          6.4.1 all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties, including the Collateral, or income (including such as may arise under ERISA or any similar provision of law), on or prior to the date on which penalties attach thereto; and

          6.4.2 all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property, on or prior to the date when due;

provided, that unless and until foreclosure, distraint, levy, sale or similar
--------
proceedings shall have been commenced and judgment against Borrower or its properties shall have been entered, Borrower need not pay or discharge any such tax, assessment, charge, levy, claim or current liability so long as (i) the validity thereof is contested in good faith and by appropriate proceedings diligently pursued, (ii) in Lender's sole judgment there is no reasonably foreseeable risk of forfeiture of the Collateral, and (iii) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor, and so long as such failure to pay or discharge does not have a material adverse effect on the business, operations or financial condition of Borrower or the Collateral.

     6.5  Financial Accounting Practices.
          ------------------------------

     Borrower shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its business, including all transactions and dispositions of its assets, all prepared in accordance with GAAP. Lender and/or its agents shall have the right to review the books and records of Borrower and to photocopy the same and to make excerpts therefrom, at all reasonable times and upon reasonable notice and as often as Lender may reasonably request, and, so long as there is no continuing Default or Event of Default, the cost of performing the same shall be borne by Lender.

     6.6  Compliance with Laws.
          --------------------

     Borrower shall comply with all applicable Laws in all respects, provided,
                                                                     --------
that Borrower shall not be deemed to be in violation of this Section 6.6 as a result of any failures to comply which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would not materially affect the business or operations of Borrower or the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents or the Collateral.

     6.7  Material Obligations.
          --------------------

     Borrower shall pay and satisfy, when due, all material liabilities and obligations with respect to the Premises and the Stores, including, without limitation, all obligations under all leases for the Premises; provided, that
                                                               --------
unless and until proceedings shall have been commenced with respect thereto and judgment against Borrower or its properties shall have been entered in connection therewith, Borrower need not pay any such liability or obligation so long as (i) the validity thereof is contested in good faith and by appropriate proceedings diligently pursued, (ii) in Lender's sole judgment there is no reasonably foreseeable risk of forfeiture of the Collateral, and (iii) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor, and so long as such failure to pay does not have a material adverse effect on the business, operations or financial condition of Borrower or the Collateral.

     6.8  Maintenance of Collateral.
          -------------------------

     Borrower will maintain and preserve the Collateral in good condition, repair and working order, promptly repairing, replacing or rebuilding any part of the Collateral which may be destroyed by any casualty, or become damaged, worn or dilapidated.

     6.9  Maintenance of Principal Place of Business.
          ------------------------------------------

     Borrower shall maintain and keep its principal place of business and chief executive office at the address set forth at the beginning of this Agreement, and at no other location without giving Lender at least thirty (30) days prior written notice of any move. Borrower shall maintain and keep its records at such address and at no other location without giving Lender at least thirty (30) days prior written notice of any move.

     6.10 Amendment to Constituent Documents.
          ----------------------------------

     Borrower shall not amend or modify any of its Constituent Documents in any respect which could have a material adverse effect on the Collateral or Borrower's ability to satisfy the Obligations.

     6.11 Satisfaction of Certain Obligations.
          -----------------------------------

     In the event Borrower fails to make any payment or do any act as herein provided (including, but not limited to, maintaining any insurance required to be maintained under the Loan Documents or paying all taxes in accordance with the terms hereof) or there shall be a claim or Lien asserted or filed against the Collateral (other than the Permitted Subordinate Liens), Lender may, but shall not be obligated to (and without releasing Borrower from any obligation hereunder), make all such payments and perform all such acts or otherwise satisfy such obligations. All sums paid by Lender in respect thereof and all costs, fees and expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, which are incurred by Lender on account thereof, shall bear interest at the Default Rate, shall be payable on demand by Borrower to Lender, and shall be additional Obligations hereunder secured by the Collateral.

     6.12 Further Assurances
          ------------------

     Borrower shall cause to be done, executed, acknowledged and delivered all and every such further act, conveyance and assurance as Lender shall reasonably require for accomplishing the purposes of this Agreement, the Note and the other Loan Documents. Borrower will defend and protect its title with respect to the Collateral and will indemnify Lender with respect thereto. Any payment in respect of such indemnity shall be made directly to Lender on demand in immediately available funds. Forthwith after notice from Lender, Borrower shall promptly, without further consideration, execute, acknowledge and deliver such further instruments and documents and will take such other actions as Lender may deem necessary or advisable from time to time to ensure the enforceability or priority of the Liens granted hereby, or otherwise to confirm and carry out the intent and purpose of this Agreement.

                       ARTICLE 7. DEFAULTS AND REMEDIES

     7.1  Events of Default.
          -----------------

     The occurrence of one or more of the following described events is an Event of Default:

          7.1.1 Borrower fails to make any payment of principal of or interest on the Note, within ten (10) days after such payment is or shall become due; or

          7.1.2 Borrower fails to perform or observe any of its covenants or agreements contained herein or in any other Loan Documents which cannot be cured; or

          7.1.3 Borrower fails to perform or observe any other covenant or agreement to be performed or observed by it hereunder or under the other Loan Documents and such failure continues unremedied for a period of thirty (30) days after notice thereof shall have been given to Borrower by Lender; or

          7.1.4 Borrower voluntarily creates, suffers to exist, incurs or assumes any Lien, security interest, charge or encumbrance on, or with respect to, any part of or all the Collateral (other than Liens permitted under this Agreement), or the Liens held by Lender in and to the Collateral shall cease to be the first perfected Lien in and to the Collateral; or

          7.1.5 Borrower sells, assigns, leases, or otherwise disposes of or relinquishes possession of, any Collateral, unless replaced in accordance with
Section 6.8 hereof or assigned to a Permitted Assignee pursuant to Section 9.15 hereof or as otherwise permitted in Sections 6.2.1 and 6.2.6 hereof; or

          7.1.6 any representation or warranty made by Borrower herein or in any other Loan Document or in any document or certificate furnished by Borrower to Lender in connection herewith or therewith at any time proves to have been incorrect in any material respect when made; or

          7.1.7 this Agreement or any Loan Document at any time for any reason ceases to be in full force and effect or is declared by a court or governmental agency of competent jurisdiction to be null and void; or

          7.1.8 there shall be an event of default which is continuing under the terms of any agreement, instrument or document with or for the benefit of Lender which is not a Loan Document or under any other loan, credit facility or other financial accommodation made by Lender to Borrower, including, without limitation, all promissory notes, guarantees, equipment leases, security agreements, mortgages and deeds of trust; or

          7.1.9 Borrower is indicted by a governmental authority under any criminal statute or there is commenced against Borrower a criminal or civil proceeding pursuant to which the proceedings, penalties or remedies obtained include forfeiture of any of the Collateral or a material portion of the assets of Borrower; or

          7.1.10 there is a material adverse change in the business, operations or financial condition of Borrower or in the Collateral; or

          7.1.11 a proceeding is instituted seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower, or for any substantial part of its properties or for the dissolution, winding-up or liquidation of its affairs or any substantial part of any of its properties and such proceeding remains undismissed or unstayed for a period of sixty (60) consecutive days or such court enters a decree or order granting the relief sought in such proceeding; or

          7.1.12 Borrower voluntarily suspends transaction of its business, commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, consents to the entry of an order for relief in an involuntary case under any such law or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower for any substantial part of any of its properties, or makes a general assignment for the benefit of creditors, or takes any action in furtherance of any of the foregoing; or

          7.1.13 there shall be a judgment or judgments against Borrower, which is not covered by insurance, for any amount in excess of $500,000 in the aggregate, which shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more; or

          7.1.14 Borrower fails, by the Store Tranche Commencement Date, to execute and deliver to Lender delivery and acceptance receipts in form and substance reasonably satisfactory to Lender, for all FF&E financed by Lender with respect thereto; or

          7.1.15 Borrower fails to perform or observe any of its covenants or agreements contained in Section 6.3 hereof or in the letter regarding insurance requirements delivered by Borrower in connection with the Loan or the Loan Documents (the "Insurance Letter") or any such insurance shall at any time cease to be in full force and effect; or

          7.1.16 there shall be an "Event of Default" which is continuing under and as defined in any of the Credit Facility Loan Documents; or

          7.1.17 Borrower ceases to operate its business at any of the Premises.

     7.2  Consequences of Event of Default.
          --------------------------------

          7.2.1 If an Event of Default occurs and is continuing, Lender may, by notice to Borrower, declare the unpaid principal amount of the Note and interest accrued thereon and all other Obligations and liabilities of Borrower hereunder or under the

Note or the Loan Documents to be immediately due and payable and the same shall thereupon become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. In addition, if an Event of Default occurs and is continuing prior to a Store Tranche Commencement Date, Lender may, at its option, terminate and cancel its agreement to make Advances.

          7.2.2 In addition, if an Event of Default occurs and is continuing, Lender shall have all rights and remedies granted herein and in the other Loan Documents and all rights or remedies available at law (including, without limitation, the UCC) or equity, whether as a secured party or otherwise (including specifically those granted by the Uniform Commercial Code as in effect in the jurisdiction or jurisdictions where the Collateral is located) and, except as limited by Law, all remedies of Lender (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against Borrower or against all or any portion of the Collateral, at the sole discretion of Lender; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise or failure to exercise any rights or remedies shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (iv) are intended to be, and shall be, nonexclusive. To the fullest extent permitted by applicable Law, Lender may resort to the rights, remedies and recourses set forth herein and any other security therefor in such order and manner as Lender may elect.

          7.2.3 Without limiting any of the foregoing, Borrower agrees that upon the occurrence and during the continuance of an Event of Default (i) Lender may, with or without notice and without legal process, enter upon any property owned, leased or otherwise under the real or apparent control of Borrower or any agent thereof or any other location where the Collateral may be located and disassemble, disconnect, render unusable or repossess all or any item of the Collateral; (ii) written notice mailed to Borrower, as provided in this Agreement for the giving of notice, shall be reasonable if given ten (10) days prior to (a) any public sale or (b) the date after which a private sale may be made; (iii) a sale of the Collateral may be made as a unit or in parcels and for cash and upon terms; (iv) Lender may buy the Collateral at any public sale and at any private sale as permitted by the UCC; and (v) such public or private sale or sales may be held or adjourned from time to time, and Lender shall have the right to conduct such sale or sales on Borrower's premises (including, without limitation, the Premises) or elsewhere where the Collateral is located, and shall have the right to use Borrower's premises without charge for such sale or sales for such time or times as Lender may determine.

                      ARTICLE 8. EXPENSES AND INDEMNITIES

      8.1  Expenses.
           --------

      Borrower shall promptly reimburse Lender for all reasonable fees, costs and expenses incurred by Lender in connection with the negotiation, preparation, execution, delivery, administration, operation and enforcement of each of the Loan Documents, including, but not limited to, the reasonable attorneys' and paralegals' fees of in-house and outside counsel, expert witness fees, lien, title search and insurance fees, appraisal fees, all charges and expenses incurred in connection with any and all environmental reports and environmental remediation activities, and all other costs, expenses, taxes and filing or recording fees payable in connection with the transactions contemplated by this Agreement, including, without limitation, all such reasonable fees, costs and expenses as Lender shall incur or for which Lender shall become obligated in connection with (i) any inspection or verification of the Collateral, (ii) any proceeding relating to the Loan Documents or the Collateral, (iii) actions taken with respect to the Collateral and Lender's security interest therein, including, without limitation, the defense or prosecution of any action involving Lender and Borrower or any third party, except actions taken by or against Lender resulting from or arising out of Lender's willful misconduct or gross negligence, (iv) enforcement of any of Lender's rights and remedies with respect to the Obligations or Collateral, (v) consultation with Lender's attorneys and participation in any workout, bankruptcy or other insolvency or other proceeding involving any Borrower or any affiliate, whether or not suit is filed, and (vi) any other matters relating to or arising out of the Loan and/or the Loan Documents.

                           ARTICLE 9. MISCELLANEOUS

     9.1  Further Assurances.
          ------------------

     Borrower shall at any time and from time to time upon the written request of Lender, execute and deliver such further agreements, instruments and documents and do such further acts and things as Lender may reasonably request in order to effect the purposes of this Agreement.

     9.2  General Indemnity.
          -----------------

          Borrower shall indemnify, defend and hold harmless Lender from and against, and, upon demand, reimburse Lender for, all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Lender, on account of any act performed or omitted to be performed under this Agreement, the Note or the other Loan Documents or on account of any transaction arising out of or in any way connected with the Collateral or this Agreement, the Note or the other Loan Documents (including, without limitation, any litigation matter involving claims or alleged claims by or disputes with third parties), except as a result of the willful misconduct or gross negligence of Lender.

     9.3  No Implied Waiver; Cumulative Remedies.
          --------------------------------------

     No course of dealing and no delay or failure of Lender in exercising any right, power or privilege under this Agreement, the Note or any of the other Loan Documents shall affect such right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Lender under this Agreement, the Note or the other Loan Documents are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.

     9.4  Taxes.
          -----

     Borrower agrees to pay or reimburse Lender for any and all stamp, document, transfer, recording or filing taxes or fees and all similar impositions payable or hereafter determined by Lender to be payable in connection with this Agreement, the Note or the other Loan Documents (including but not limited to those necessary or advisable to record or to ensure the enforceability or priority of this Agreement, the Note or the other Loan Documents), as determined by Lender in its sole discretion from time to time, and any other documents, instruments or transactions pursuant to or in connection herewith, and Borrower agrees to save Lender harmless from and against any and all present or future claims or liabilities with respect to or resulting from any delay in paying or omission to pay any such taxes, fees or similar impositions.

     9.5  Time of Essence.
          ---------------

     Time is of the essence for the performance by Borrower of the Obligations set forth in this Agreement and the other Loan Documents.

     9.6  Modifications, Amendments or Waivers.
          ------------------------------------

     Lender and Borrower may from time to time enter into written agreements amending, modifying or supplementing this Agreement, the Note or the other Loan Documents or changing the rights of Lender or Borrower hereunder or thereunder, and Lender may from time to time grant waivers or consents to a departure from the due performance of the obligations of Borrower thereunder. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent set forth in such writing. In the case of any such waiver or consent, any Event of Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     9.7  Holidays.
          --------

     Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or the Note or any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (and such day shall be included in the calculation of interest due), unless such next succeeding Business Day falls in a different calendar month, in which case payment or action shall be made or taken on the next preceding Business Day.

     9.8  Notices.
          -------

          9.8.1 Except as otherwise provided herein, all notices and other communications required under the terms and provisions of this Agreement, the Note or the other Loan Documents shall be in writing and shall become effective when delivered by hand or received by overnight courier, telex, facsimile, telegram or registered first class mail, postage prepaid, addressed as follows:

                               If to Lender, at:


                                   FINOVA Capital Corporation
                                   95 North Route 17 South
                                   Paramus, New Jersey 07652
                                   Facsimile No. 201-712-3712
                                   Attention:  Pamela Marchant
                                               Vice President


with a copy to:                    Winick & Rich, P.C.
                                   919 Third Avenue
                                   New York, New York 10022
                                   Facsimile No. 212-308-5945
                                   Attention:  Michael A. Karpen, Esq.

                                   If to Borrower, at:

                                   Big V Supermarkets, Inc.
                                   176 North Main Street
                                   Florida, New York 10921
                                   Facsimile No. 914-651-7048
                                   Attention:  Stephen L. Hittman
                                               Vice President - Real Estate


with a copy to:                    Cole, Schotz, Meisel, Forman & Leonard
                                   Court Plaza North
                                   25 Main Street
                                   Hackensack, New Jersey  07602-0800
                                   Facsimile No. (201) 489-1536
                                   Attention:  Harvey A. Miller, Esq.

or at such other address as either party may, from time to time, designate in writing to the other party hereto.

          9.8.2 If any notice is given by telex, facsimile transmission, or telegram, the party giving such notice shall confirm such notice by a writing delivered by hand or overnight courier; provided, however, that for all purposes
                                        --------- -------
hereunder, notice shall be deemed effective and received at the time given by telex, telecopier or telegram or three (3) days after depositing such notice with the U.S. mail or on the Business Day immediately following delivery of such notice to an overnight courier.

     9.9  Governing Law.
          -------------

     THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     9.10 Personal Jurisdiction and Service of Process.
          --------------------------------------------

     BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER UNDER, ARISING OUT OF, OR IN ANY MANNER RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE COURT OF THE STATE OF NEW YORK LOCATED NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. BORROWER, BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. BORROWER FURTHER AGREES THAT ANY LEGAL ACTION OR PROCEEDING BORROWER MAY BRING, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, SHALL ONLY BE BROUGHT IN ANY STATE COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR IN

THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO BORROWER IN THE MANNER PROVIDED FOR NOTICES IN THIS AGREEMENT. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. BORROWER SHALL NOT BE ENTITLED IN
----- --- ----------
ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK, UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING HEREIN SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

     9.11 Waiver of Jury Trial.
          --------------------

     BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH, INCLUDING THE LOAN DOCUMENTS.

     9.12 Severability.
          ------------

     The provisions of this Agreement, the Note and any other Loan Document are intended to be severable. If any such provision is held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     9.13 Prior Understandings.
          --------------------

     This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein or therein.

     9.14 Survival.
          --------

     All representations and warranties of Borrower contained in this Agreement or any other Loan Document or made in writing in connection herewith or therewith shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents, any investigation or inspection by Lender, the making of the Loan hereunder, the payment of the Note or the expiration of this Agreement. All covenants and agreements of Borrower contained herein shall continue in full force until payment in full of the Obligations. Borrower's obligation to pay the principal of and interest on the Note and all such other Obligations shall be absolute and unconditional under any and all circumstances.

     9.15  Successors and Assigns.
           ----------------------

     This Agreement shall be binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and permitted assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations hereunder or any interest herein without the written consent of Lender which Lender may withhold in its absolute discretion. Any actual or attempted assignment by Borrower without Lender's consent shall be null, void and of no effect whatsoever. Lender may assign or otherwise transfer any or all of its rights, title, interests and obligations hereunder and under the Note and the other Loan Documents in whole or in part. No such assignment shall relieve Lender of its obligations to make the Loan provided in this Agreement. If Lender makes such an assignment, the assignee shall have all of the rights of the Lender and Borrower shall not assert against the assignee any defense, counterclaims or setoff which Borrower may have against Lender. Except to the extent otherwise required by its context, the word "Lender" where used in this Agreement shall mean and include the holder of the Note originally issued to Lender, and the holder of such Note shall be bound by and have the benefits of this Agreement to the same extent as if such holder had been a signatory hereto, except that no assignee shall be deemed to assume any obligation or duty imposed upon Lender hereunder or the other Loan Documents and Borrower shall look only to Lender for performance thereof. As used in this Section 9.15, "assign" shall be deemed to include a pledge, sale of, or grant of a mortgage on, or a security interest in, any of the Collateral or this Agreement or the other Loan Documents by Lender and the term "assignee" shall be deemed to refer to the recipient of such pledge, sale, mortgage or security interest. Notwithstanding anything to the contrary contained in this Section 9.15, Borrower shall have the right to assign any Store Tranche to any Permitted Assignee (as hereinafter defined), if and only if, there is a merger or consolidation which complies with the provisions of Section 6.2.1 hereof or (a) there is then no Default under the Loan Documents, (b) Lender has completed its standard due diligence as to the condition of the Permitted Assignee and its assets and is reasonably satisfied with such condition, financial, environmental and otherwise, (c) the Permitted Assignee has agreed to be the "Borrower" under and with respect to the assigned Store Tranche and to assume Borrower's obligations under the assigned Store Tranche and the covenants under the Loan Documents and has executed Loan Documents reasonably satisfactory to Lender, and (d) after giving effect to any assignment,

Borrower's financial condition is not materially adversely changed. "Permitted Assignee" shall mean any of the following: (i) The Wakefern Food Cooperative;
(ii) any entity arising from Borrower being restructured as a publicly held company; or (iii) any entity controlling, controlled by or under common control with Borrower ("control" meaning direct or indirect ownership of at least fifty percent (50%) of the aggregate issued and outstanding beneficial interest in the controlled entity).

     9.16 Counterparts.
          ------------

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed and delivered by the parties, constituting an original but all such counterparts together constituting but one and the same instrument.

     9.17 Publicity.
          ---------

     Lender is hereby authorized to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of the transactions contemplated in this Agreement, including the aggregate amount of the Loan.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement effective as of the day and year first above written.

                                  BIG V SUPERMARKETS, INC.

                                  By: /s/ Stephen Hitman
                                     -----------------------------------
                                  Title: /S/ STEPHEN HITMAN
                                        --------------------------------
                                         VICE PRESIDENT - REAL ESTATE


                                  FINOVA CAPITAL CORPORATION

                                  By: /s/ Anthony Holland
                                    -------------------------------------
                                  Title: Director, Contract Administrator
                                       ----------------------------------
                                      -40-